Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-3 No. 333-120189) and the related Prospectus of Cross Country Healthcare, Inc.;

(2)

Registration Statement (Form S-8 No. 333-74862) pertaining to Cross Country Healthcare, Inc.’s Amended and Restated 1999 Stock Option Plan and Cross Country Healthcare, Inc.’s Amended and Restated Equity Participation Plan; and

(3)

Registration Statement (Form S-8 No. 333-145484) pertaining to Cross Country Healthcare, Inc.’s 2007 Stock Incentive Plan

of our reports dated March 11, 2011, with respect to the consolidated financial statements and schedule of Cross Country Healthcare, Inc., and the effectiveness of internal control over financial reporting of Cross Country Healthcare, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Certified Public Accountants

Boca Raton, Florida

March 11, 2011